UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Under § 240.14a-12

COLE CREDIT PROPERTY TRUST IV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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PRELIMINARY COPY

COLE CREDIT PROPERTY TRUST IV, INC.

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

April     , 2014

Dear Stockholder:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders to be held on             , May     , 2014, at     :    p.m. local time at             located at             , New York, New York             .

The matters expected to be acted upon at the meeting are described in the following Notice of the 2014 Annual Meeting of Stockholders and Proxy Statement, and include the election of three directors and an amendment to our charter.

Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of Cole Credit Property Trust IV, Inc. and for a discussion of the business to be considered at the meeting.

It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR AUTHORIZE YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Authorizing a proxy to vote your shares does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Nicholas S. Schorsch Chairman, President and Chief Executive Officer

COLE CREDIT PROPERTY TRUST IV, INC.

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY     , 2014

To Cole Credit Property Trust IV, Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Cole Credit Property Trust IV, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on             , May     , 2014, at     :    p.m. local time at             located at             , New York, New York             . The purposes of the meeting are to consider and vote upon:

1.	The election of three directors to hold office until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	An amendment to our charter; and

3.	The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proposals and other related matters are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 28, 2014 are entitled to receive this notice and to vote at the meeting. We reserve the right, in our sole discretion, to postpone or adjourn the 2014 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting for any or all of the above purposes of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY     , 2014.

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.2voteproxy.com/colecapital.

You may obtain directions to attend the 2014 Annual Meeting of Stockholders of the Company by calling 1-866-907-2653.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER (A) COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR (B) AUTHORIZE YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

By Order of the Board of Directors

Phoenix, Arizona April , 2014	Matthew E. Stoloff Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

COLE CREDIT PROPERTY TRUST IV, INC.

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

PROXY STATEMENT

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at our 2014 Annual Meeting of Stockholders. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Why did you send me this proxy statement?

A:	Our board of directors is soliciting your proxy to vote your shares of the Company’s common stock at the 2014 Annual Meeting of Stockholders. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting. This proxy statement, the proxy card and our 2013 annual report to stockholders are being mailed to you on or about April , 2014.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or authorize your proxy by telephone or over the Internet, you are giving your permission to vote your shares of common stock at the annual meeting. The person who will vote your shares of common stock at the annual meeting is either D. Kirk McAllaster, Jr. or Matthew E. Stoloff. One or both of them will vote your shares of common stock as you instruct. If you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions, the proxies will vote (i) FOR ALL of the director nominees and (ii) FOR the adoption of the amendment to our charter. With respect to any other proposals properly presented at the meeting for voting, your shares will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of one or both of the proxies. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or authorize your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card to us or authorize your proxy by telephone or over the Internet as soon as possible, whether or not you plan on attending the meeting in person.

If you authorize your proxy by telephone or over the Internet, please do not return your proxy card.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on , May , 2014, at : p.m. local time at located at , New York, New York .

Q:	How many shares of common stock can vote?

A:	As of the close of business on the record date of March 28, 2014, there were shares of our common stock issued and outstanding. Every stockholder of record as of the close of business on March 28, 2014 is entitled to one vote for each share of common stock held at that date and time. Fractional shares will have corresponding fractional votes.

Q:	What is a “quorum”?

A:	A “quorum” consists of the presence in person or by proxy of stockholders holding 50% of the outstanding shares entitled to vote. There must be a quorum present in order for business to be transacted at the annual meeting. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum.

Q:	What may I vote on?

A:	You may vote on (i) the election of nominees to serve on our board of directors; (ii) an amendment to our charter; and (iii) on any other proposal properly presented for a vote at the annual meeting.

Q:	How does the board of directors recommend I vote on the proposals?

A:	The board of directors recommends a vote (i) “FOR ALL” nominees for election as director who are named as such in this proxy statement and (ii) “FOR” the adoption of the amendment to our charter.

Q:	Why is the board of directors seeking to amend the charter?

A:	Under Maryland law and our current charter, our board of directors has the ability to approve certain mergers, acquisitions or transactions without corresponding approval by our stockholders. Such transactions where stockholder approval is not required could include (1) mergers with our advisor or its affiliates that would have the effect of our acquisition of the management functions of our advisor or its affiliates, (2) acquisitions of the assets of our advisor or its affiliates that would have the effect of our acquisition of the management functions of our advisor or its affiliates, or (3) certain “liquidity events” (as defined in the proposed amendment to our charter) in which certain consideration would be paid to our advisor or its affiliates. Our board of directors has determined that, because of the affiliated nature of potential internalizations of the management functions provided by our advisor or its affiliates and because of the compensation that may be paid to our advisor or its affiliates pursuant to certain liquidity events, it is in the best interest of our company and our stockholders to require stockholder approval of such transactions. Therefore, our board of directors has resolved to submit to the vote of our stockholders, at the 2014 Annual Meeting of Stockholders, a proposal to amend Section 11.2 of our charter to require stockholder approval of the aforementioned transactions.

Q:	What would be the consequences of a failure to approve the proposed amendment of our charter?

A:	If the proposed amendment to our charter is not approved by our stockholders, if we seek to engage in any of the transactions described in the response to the preceding question, our board of directors still may seek corresponding stockholder approval. However, our board directors may not be required to seek stockholder approval for such transactions.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on March 28, 2014, the record date, is entitled to vote at the annual meeting.

Q:	How do I vote?

A:

You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the annual meeting. Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may authorize their proxy via mail, using the enclosed proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instructions on the enclosed proxy card. Stockholders with Internet access may authorize a proxy by following the “Vote by Internet” instructions on the enclosed proxy card. The telephone and Internet proxy authorization procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the annual meeting, you also may vote in person, and any previous proxies that you authorized will be superseded by the vote that you cast at the annual meeting. You may also attend the annual meeting without revoking any previously authorized proxy. If you return your signed proxy card, or authorize your proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted (i) FOR

ALL nominees for director; (ii) FOR the adoption of the amendment to our charter; and (iii) with respect to any other proposals to be voted upon, in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxies.

Q:	What vote is required to approve each proposal that comes before the annual meeting?

A:	To elect a director nominee, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the election of the nominee. To approve the amendment to our charter, the affirmative vote of a majority of all the votes entitled to be cast at the meeting must be cast in favor of the proposal. Abstentions and broker non-votes will count as votes against the proposal to elect the director nominees and the proposal to adopt the amendment to our charter.

Q:	Will my vote make a difference?

A:	Yes. Your vote is very important to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the annual meeting.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the vote by:

(1)	notifying Matthew E. Stoloff, our secretary, in writing at our offices located at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016;

(2)	attending the meeting and voting in person; or

(3)	returning another proxy after your first proxy, which is received before the annual meeting date. Only the most recent vote will be counted and all others will be discarded regardless of the method of voting.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the annual meeting other than the election of directors and the proposal to amend our charter, if any other business is properly presented at the annual meeting, your proxy gives authority to D. Kirk McAllaster, Jr., our executive vice president, chief financial officer and treasurer, and Matthew E. Stoloff, our secretary, or either of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	Who pays the cost of this proxy solicitation?

A:	The Company will pay all the costs of soliciting these proxies. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:

No. In addition to mailing proxy solicitation material, our directors and officers, and employees of our sponsor, Cole Capital™, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors or officers or to employees of Cole Capital for such services. We have retained Boston Financial Data Services, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of such services to the Company to be approximately $100,000.

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you would call us toll free at 1-866-907-2653 to let us know that you will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Boston Financial Data Services, Inc.

P.O. Box 859232

Braintree, Massachusetts 02185-9919

Call toll free: 1-888-409-4185

PROPOSAL 1

ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all three members of our board of directors. Those persons elected will serve as directors until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for re-election as directors:

•	Nicholas S. Schorsch

•	Lawrence S. Jones

•	J. Marc Myers

Each of the nominees for director is a current member of our board of directors. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.

If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting for the original nominee will be cast for the substituted nominee.

Vote Required; Recommendation

The vote of holders of a majority of all shares entitled to vote who are present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, without the necessity for concurrence by the board of directors, is necessary for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have the same effect as votes cast against each director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “FOR ALL EXCEPT” will be considered a vote in favor of all nominees except those nominees you specifically list and have the effect of a vote against the nominees you specifically list. A properly executed proxy card, or instruction by telephone or over the Internet, indicating “WITHHOLD ALL” will have the effect of a vote against all directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES FOR ELECTION AS DIRECTORS

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

In accordance with applicable law and our charter and bylaws, the business and affairs of the Company are managed under the direction of our board of directors.

Board Membership Criteria and Selection of Directors

The board of directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the board of directors will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be independent, as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Each of our nominees was recommended by our board of directors. Pursuant to our charter, however, the independent directors must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.

In its nomination review process, our board of directors solicits candidate recommendations from its own members and management of the Company. We have not employed and do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although we are not prohibited from doing so if we determine such action to be in the best interests of the Company. Our board of directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered by our board of directors, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below for more information on procedures to be followed by our stockholders in submitting such recommendations. In evaluating the persons recommended as potential directors, our board of directors will consider each candidate without regard to the source of the recommendation and take into account those factors that our board of directors determines are relevant. Stockholders may directly nominate potential directors (without the recommendation of our board of directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.

In considering possible candidates for election as a director, the board of directors is guided by the principle that each director should (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. Our board of directors may also consider an assessment of its diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Director Nominees

Our board of directors has nominated each of the following individuals for election as a director to serve until our 2015 Annual Meeting of Stockholders and until his successor is elected and qualifies. Each nominee currently is a director of the Company, and Messrs. Jones and Myers are independent directors.

Name	Age	Position(s)
Nicholas S. Schorsch	52	Chairman, Chief Executive Officer and President

Lawrence S. Jones	67	Director (Independent)

J. Marc Myers	68	Director (Independent)

Nicholas S. Schorsch has served as our chairman, chief executive officer and president since February 2014. He has served as chief executive officer of Cole REIT Advisors IV, LLC (“CCPT IV Advisors”), our advisor, since February 2014. In addition, Mr. Schorsch serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates

Cole Credit Property Trust, Inc. (“CCPT I”)	Chairman, chief executive officer and president	February 2014 – Present
Cole REIT Advisors, LLC (“CCPT I Advisors”)	Chief executive officer	February 2014 – Present
Cole Corporate Income Trust, Inc. (“CCIT”)	Chairman, chief executive officer and president	February 2014 – Present
Cole Corporate Income Advisors, LLC (“Cole Corporate Income Advisors”)	Chief executive officer	February 2014 – Present
Cole Real Estate Income Strategy (Daily NAV), Inc. (“Cole Income NAV Strategy”)	Chairman, chief executive officer and president	February 2014 – Present
Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (“Cole Income NAV Strategy Advisors”)	Chief executive officer	February 2014 – Present
Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”)	Chairman, chief executive officer and president	February 2014 – Present
Cole Corporate Income Advisors II, LLC (“CCIT II Advisors”)	Chief executive officer	February 2014 – Present
Cole Credit Property Trust V, Inc. (“CCPT V”)	Chairman, chief executive officer and president	February 2014 – Present
Cole REIT Advisors V, LLC (“CCPT V Advisors”)	Chief executive officer	February 2014 – Present
Cole Realty Advisors, Inc. (“Cole Realty Advisors”)	Chief executive officer	February 2014 – Present
Cole Capital Advisors, Inc. (“Cole Capital Advisors”)	Chief executive officer	February 2014 – Present
Cole Capital Corporation	Director	February 2014 – Present

Mr. Schorsch also served as chairman of the board of directors of American Realty Capital Trust, Inc. (“ARCT”) from August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013 and, until March 2012, the chief executive officer of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as chairman of American Realty Capital New York Recovery REIT, Inc. (“NYRR”) and the chief executive officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Schorsch has served as the chief executive officer of the Phillips Edison – ARC Shopping Center REIT Inc. advisor since its formation in December 2009. Mr. Schorsch has been the chairman of American Realty Capital – Retail Centers of America, Inc. (“ARC RCA”) and the chief executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has been the chairman and the chief executive officer of American Realty Capital Healthcare Trust, Inc. (“ARC HT”), the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Schorsch has been chairman and the chief executive officer of Business Development Corporation of America (“BDCA”) since its formation in May 2010. Mr. Schorsch has been the chairman of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) and chief executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the chairman of American Realty Capital Properties, Inc. (“ARCP”) and chief executive officer of ARCP and the ARCP manager since their formation in December 2010 and November 2010, respectively. Mr. Schorsch served as chairman of American Realty Capital Trust III, Inc. (“ARCT III”) and chief executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has been the chairman of American Realty Capital Global Trust, Inc. (“ARC Global”) and chief executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. He also served as chairman of American Realty Capital Trust IV, Inc. (“ARCT IV”) and the chief executive officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Schorsch also has served as the chairman of the board of directors of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”) since its formation in October 2012. Mr. Schorsch has served as the chairman of the board of directors and chief executive officer of ARC Realty Finance Trust, Inc. (“ARC RFT”) since its formation in November 2012 and as chief executive officer of the ARC RFT advisor since its formation in November 2012. Mr. Schorsch has served as chairman of the board of directors of American Realty Capital Trust V, Inc. (“ARCT V”) and as chief executive officer of ARCT V, the ARCT V advisor and the ARCT V property manager since their inception in January 2013. Mr. Schorsch has served as chief executive officer of the Phillips Edison – ARC Grocery Center REIT II, Inc. (“PE-ARC II”) advisor since July 2013. Mr. Schorsch has served as chairman of the board of directors of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) since August 2013 and as a member of the board of managers of the ARC HOST sub-property manager since August 2013. Mr. Schorsch has served as a director of American Energy Capital Partners, LP’s general partner since its formation in October 2013. Mr. Schorsch has served as executive chairman of the board of directors of RCS Capital Corporation (“RCS Capital”) since February 2013. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust (“AFRT”) from its inception as a real estate investment trust (“REIT”) in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group (“AFRG”) and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994.

Mr. Schorsch was selected to serve as chairman of our board of directors based upon his current experience as chairman, chief executive officer and president of CCPT I, CCPT V, Cole Income NAV Strategy, CCIT and CCIT II, his current experience as chairman and chief executive officer of NYRR, ARC RCA, ARC HT, ARC DNAV, ARCP, ARC Global, ARC RFT, ARCT V and BDCA, his current experience as chairman of ARC HT II and ARC HOST and executive chairman of RCS Capital Corporation, his previous experience as president, chief executive officer and vice chairman of AFRT and chairman and chief executive officer of ARCT, ARCT III and ARCT IV and his significant real estate acquisition experience.

Lawrence S. Jones has served as an independent director and as the chairman of our audit committee since March 2012. Mr. Jones served as the managing director of Encore Enterprises, Inc. – Equity Funds, a real estate development company, from August 2008 to April 2010. Previously, he served as a senior audit partner with PricewaterhouseCoopers LLP from September 1999 to July 2007, where he was the financial services industry leader for the Dallas and Houston markets from September 1999 to July 2006, and the firm’s representative to the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) from 1999 to 2007. Prior to joining PricewaterhouseCoopers LLP, Mr. Jones served from March 1998 to June 1999 as executive vice president and treasurer of Wyndham International, Inc., an upscale and luxury hotel operating company. Mr. Jones began his career in 1972 at Coopers & Lybrand, a predecessor of PricewaterhouseCoopers LLP, and served as the partner in charge of Coopers & Lybrand’s national REIT practice from 1992 until March 1998. From July 1982 to June 1984, Mr. Jones served as a professional accounting fellow with the Office of the Chief Accountant of the Securities and Exchange Commission in Washington, D.C. Mr. Jones has previously served as a director of the Dallas Arts District Alliance and is currently a member of the Dallas Park and Recreation Board, the National Association of Corporate Directors, NAREIT, the Urban Land Institute (ULI) and the American Institute of Certified Public Accountants. Mr. Jones is a past-president of the Haas School of Business Alumni Association (University of California at Berkeley). He served as an independent director of Moody National REIT I, Inc. from March 2010 to February 2012. Mr. Jones received a B.A. degree in Economics and Corporate Finance from the University of California at Berkeley and a Master’s Degree in Corporate Finance from the UCLA Anderson School of Management. Mr. Jones was selected to serve as a director of our company because of his extensive experience as a certified public accountant and as a real estate industry executive, with strong leadership, management and technical skills, all of which are expected to bring valuable insight to our board of directors.

J. Marc Myers has served as an independent director since January 2012. Mr. Myers co-founded Myers & Crow Company, Ltd., a real estate development company, in 1994, and is a partner of that firm. Prior to that, Mr. Myers spent 22 years with Trammell Crow Company, where he was chief executive officer of the Dallas Industrial Division and a member of its management board. Mr. Myers is active in a number of real estate organizations and is a member of the Dallas Real Estate Developer Hall of Fame. In addition, Mr. Myers serves on the board of directors for the Baylor Health Care System Foundation and is currently chairman of the board of Special Camps for Special Kids. He is a recent past chairman of the McCombs School of Business Advisory Council. He also has served on the board of the Children’s Medical Center of Dallas and was a member of the University of Texas at Austin’s Commission of 125. Mr. Myers received a B.B.A and an M.B.A. from the University of Texas at Austin. After receiving his degrees, Mr. Myers served in the U.S. Army Reserves as a Second Lieutenant. Mr. Myers was selected to serve as a director of our company because of his significant leadership experience in the real estate industry, which is expected to bring valuable insight to the board of directors.

Board Meetings and Annual Stockholder Meeting

The board of directors held six meetings during the fiscal year ended December 31, 2013. Each director during the fiscal year ended December 31, 2013 attended all of his board and committee meetings in 2013.

Although we do not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting of Stockholders, we encourage all of our directors to attend. One of our three directors at the time of our 2013 Annual Meeting of Stockholders attended our 2013 Annual Meeting of Stockholders by conference telephone.

Independence

As required by our charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board. The board consults with our legal counsel to ensure that the board’s determinations are consistent with our charter and applicable securities and other laws and regulations regarding the definition of “independent.”

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that Messrs. Jones and Myers, who comprise a majority of our board, qualify as independent directors. A copy of our independent director definition, which is contained in our charter and complies with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, was attached as an appendix to the proxy statement for our 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2013. Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the New York Stock Exchange.

Board Committees

Audit Committee

The board maintains one standing committee, the audit committee, to assist in fulfilling its responsibilities. The audit committee is composed of Mr. Jones (chairman) and Mr. Myers, both of whom are independent directors. The audit committee reports regularly to the full board. The audit committee meets periodically during the year, usually in conjunction with regular meetings of the board. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities. The audit committee charter can be located on our website at https://www.colecapital.com/governance-docs by clicking on “CCPT IV Audit Committee Charter.”

Although our shares are not listed for trading on any national securities exchange, all members of the audit committee meet the current independence and qualifications requirements of the New York Stock Exchange, as well as our charter and applicable rules and regulations of the SEC. While both members of the audit committee have significant financial and/or accounting experience, the board of directors has determined that Mr. Jones satisfies the SEC’s requirements for an “audit committee financial expert” and has designated Mr. Jones as our audit committee financial expert. The audit committee met four times during 2013.

Compensation Committee

Our board of directors believes that it is appropriate for our board not to have a standing compensation committee based upon the fact that our executive officers, including our principal financial officer, and non-independent directors do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers or non-independent directors.

Nominating Board of Directors—Functions

We believe that our board of directors is qualified to perform the functions typically delegated to a nominating committee, and that the formation of a separate committee is not necessary at this time. Therefore, all members of our board of directors develop the criteria necessary for prospective members of our board of directors and participate in the consideration of director nominees. The primary functions of the members of our board of directors relating to the consideration of director nominees are to conduct searches and interviews for prospective director candidates, if necessary, review background information for all candidates for the board of directors, including those recommended by stockholders, and formally propose the slate of director nominees for election by the stockholders at the annual meeting.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board by mail at: Chairman of the Cole Credit Property Trust IV, Inc. Audit Committee, c/o Corporate Secretary, 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016.

The chairman of the audit committee will receive all communications made by these means, and will distribute such communications to such member or members of our board of directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by the chairman of the audit committee to the members of the audit committee for review.

Board Leadership Structure; Independent Lead Director

Nicholas S. Schorsch serves as both our chairman of the board of directors and chief executive officer. The board of directors believes that independent oversight of management is an important component of an effective board of directors. The independent directors have determined that the most effective board of directors leadership structure for the Company at the present time is for the chief executive officer to also serve as chairman of the board of directors. The independent directors believe that because the chief executive officer is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and because the performance of the Company is an integral part of board deliberations, the chief executive officer is the director best qualified to act as chairman of the board of directors. The board of directors retains the authority to modify this structure to best address the Company’s unique circumstances, and to advance the best interests of all stockholders, as and when appropriate. In addition, although we do not have a lead independent director, the board of directors believes that the current structure is appropriate, as the Company has no employees and is externally managed by our advisor, whereby all operations are conducted by our advisor or its affiliates.

The board of directors also believes, for the reasons set forth below, that its existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many seek to achieve by separating the roles of chairman of the board of directors and chief executive officer. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers and officers and key personnel of our advisor. Some of the relevant processes and other corporate governance practices include:

•

A majority of our directors are independent directors. Each director is an equal participant in decisions made by the full board of directors. In addition, all matters that relate to our sponsor, our advisor or any of their affiliates must be approved by a majority of the independent directors. The audit committee is comprised entirely of independent directors.

•	Each of our directors is elected annually by our stockholders.

•

Our advisor has a one-year contract, with an annual review by, and renewal subject to the approval of, our board of directors. The fees paid to our advisor must be deemed reasonable, as determined by our independent directors, on an annual basis.

The Board’s Role in Risk Oversight

The board of directors oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.

The full board of directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of our Company’s executive officers and our advisor. In particular, the board of directors may determine at any time to terminate the advisor, and must evaluate the performance of the advisor, and re-authorize the advisory agreement, on an annual basis.

In addition, the audit committee is responsible for assisting the board of directors in overseeing the Company’s management of risks related to financial reporting. The audit committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. The audit committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, the audit committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers (the “Code of Business Conduct and Ethics”) that is applicable to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions. The Code of Business Conduct and Ethics may be located on our website at https://www.colecapital.com/governance-docs by clicking on “CCPT IV Code of Business Conduct and Ethics.” If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.

Compensation of Directors

Directors who are also officers or employees of the Company, our advisor or their affiliates (Mr. Schorsch) do not receive any special or additional remuneration for service on the board of directors or any of its committees. Each non-employee director receives compensation for service on the board of directors and any of its committees as provided below:

•	an annual retainer of $50,000;

•	$2,000 for each board meeting attended in person;

•	an additional annual retainer of $7,500 to the chairman of the audit committee;

•	$2,000 for each committee meeting attended in person (the audit committee chairperson receives an additional $500 per audit committee meeting for serving in that capacity);

•	$250 per board or committee meeting attended by telephone conference; and

•

in the event that there is a meeting of the board of directors and one or more committees on a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee, if there is a meeting of that committee).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Independent directors are not reimbursed by the Company, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2013:

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)($)	Total ($)
Christopher H. Cole (2)	—	—	—	—	—	—	—
Marc T. Nemer (3)	—	—	—	—	—	—	—
Lawrence S. Jones	$64,250	—	—	—	—	$1,627	$65,877
J. Marc Myers	$56,250	—	—	—	—	$3,013	$59,263
Scott P. Sealy, Sr. (3)	$14,750	—	—	—	—	$1,724	$16,474

(1)	Amount represents reimbursement of travel expenses and meals incurred by directors to attend various director meetings.
(2)	Mr. Cole resigned as a member of our board of directors in February 2014.
(3)	Messrs. Nemer and Sealy resigned as members of our board of directors in April 2013.

Compensation Committee Interlocks and Insider Participation

The Company does not have a standing compensation committee and we do not separately compensate our executive officers. During the fiscal year ended December 31, 2013, one of our executive officers, Mr. McAllaster, and one of our former executive officers, Christopher H. Cole, both served as directors and executive officers of CCPT I, and as executive officers of Cole Credit Property Trust II, Inc. (“CCPT II”), Cole Credit Property Trust III, Inc. (“CCPT III”), CCIT, CCIT II, CCPT V and Cole Income NAV Strategy. In addition, during the fiscal year ended December 31, 2013, Mr. Cole served as a director of CCPT II, CCPT III, CCIT, CCIT II, CCPT V and Cole Income NAV Strategy. Furthermore, since February 2014, one of our executive officers, Mr. Schorsch, serves as a director and executive officer of CCPT I, Cole Income NAV Strategy, CCIT, CCIT II and CCPT V. Since Messrs. Cole, McAllaster and Schorsch are or were also officers of our advisor and/or its affiliates, they did not receive any separate compensation from us for service as our executive officers and/or directors, and also did not receive any separate compensation from CCPT I, CCPT II, CCPT III, CCIT, CCIT II, CCPT V and Cole Income NAV Strategy for their service as executive officers and/or directors of those entities. See “Transactions with Related Persons, Promoters and Certain Control Persons” below for a description of the transactions during the year ended December 31, 2013 between the Company and companies with which Messrs. Cole and McAllaster are or were affiliated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2013 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2013.

Executive Officers

In addition to Nicholas S. Schorsch, the following individual currently serves as an executive officer of the Company:

D. Kirk McAllaster, Jr., age 47, has served as our executive vice president, chief financial officer and treasurer since our formation in July 2010. He also has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT IV Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in July 2010 until January 2012. In addition, Mr. McAllaster serves or served in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I	Executive vice president and chief financial officer	October 2007 – Present
	Treasurer	May 2011 – Present
	Director	May 2008 – Present
CCPT I Advisors	Executive vice president and chief financial officer (REITs and real estate funds)	January 2012 – Present
	Executive vice president and chief financial officer	March 2007 – January 2012
	Vice president, finance	December 2005 – March 2007
CCPT II	Executive vice president and chief financial officer	October 2007 – July 2013
	Treasurer	May 2011 – July 2013
Cole REIT Advisors II, LLC	Executive vice president and chief financial officer (REITs and real estate funds)	January 2012 – Present
	Executive vice president and chief financial officer	March 2007 – January 2012
	Vice president, finance	December 2005 – March 2007
CCPT III	Executive vice president	June 2013 – February 2014
	Executive vice president, chief financial officer and treasurer	January 2008 – February 2014
	Secretary	January 2008 – November 2010
Cole REIT Advisors III, LLC	Executive vice president and chief financial officer (REITs and real estate funds)	January 2012 – Present
	Executive vice president and chief financial officer	January 2008 – January 2012
CCIT	Executive vice president, chief financial officer and treasurer	April 2010 – Present
Cole Corporate Income Advisors	Executive vice president and chief financial officer (REITs and real estate funds)	January 2012 – Present
	Executive vice president and chief financial officer	April 2010 – January 2012
Cole Income NAV Strategy	Executive vice president, chief financial officer and treasurer	July 2010 – Present
Cole Income NAV Strategy Advisors	Executive vice president and chief financial officer (REITs and real estate funds)	January 2012 – Present
	Executive vice president and chief financial officer	July 2010 – January 2012
CCIT II	Executive vice president, chief financial officer and treasurer	March 2013 – Present
CCIT II Advisors	Executive vice president and chief financial officer (REITs and real estate funds)	February 2013 – Present

Entity	Position(s)	Dates
CCPT V	Executive vice president, chief financial officer and treasurer	January 2013 – Present
CCPT V Advisors	Executive vice president and chief financial officer (REITs and real estate funds)	December 2012 – Present
Cole Realty Advisors	Executive vice president and chief financial officer (REITs and real estate funds)	January 2012 – Present
	Treasurer	September 2009 – Present
	Executive vice president and chief financial officer	March 2007 – January 2012
Cole Capital Partners, LLC	Executive vice president and chief financial officer (REITs and real estate funds)	January 2012 – Present
	Executive vice president and chief financial officer	March 2007 – January 2012
	Vice president, finance	December 2005 – March 2007
Cole Capital Advisors	Executive vice president and chief financial officer (REITs and real estate funds)	January 2012 – Present
	Executive vice president and chief financial officer	March 2007 – January 2012
	Vice president, finance	December 2005 – March 2007

Prior to joining Cole Capital and its affiliates in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP (“Deloitte & Touche”), most recently as audit senior manager. He has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. from California State Polytechnic University – Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Each of our executive officers has stated that there is no arrangement or understanding of any kind between him and any other person relating to his appointment as an executive officer.

Compensation of Executive Officers

We have no employees. Our executive officers, including our principal financial officer, do not receive compensation directly from us for services rendered to us, and we do not intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers. Accordingly, we have not included a Compensation Committee Report or a Compensation Discussion and Analysis in this proxy statement.

Our executive officers are also officers of CCPT IV Advisors, our advisor, and/or its affiliates, and are compensated by these entities, in part, for their services to us. We pay fees to such entities under our advisory agreement and dealer manager agreement. We also reimburse CCPT IV Advisors for its provision of administrative services, including related personnel costs, subject to certain limitations. A description of the fees that we pay to our advisor and dealer-manager or any affiliate thereof is found in the “Transactions with Related Persons, Promoters and Certain Control Persons” section below.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of April     , 2014 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, and each named executive officer, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on             shares of common stock outstanding as of April     , 2014. None of the shares in the following table have been pledged as security.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage
Nicholas S. Schorsch	—	*
Lawrence S. Jones	—	*
J. Marc Myers	—	*
D. Kirk McAllaster, Jr.	—	*
All officers and directors as a group (4 persons)	—	*

(1)	The address of each individual listed is c/o Cole Credit Property Trust IV, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following April , 2014.

PROPOSAL 2

AMENDMENT OF OUR CHARTER

On March 13, 2014, the board of directors unanimously adopted a resolution to amend, and to recommend that our stockholders approve, an amendment to Article XI of our charter. Under the proposed amendment, Section 11.2 of our charter would be revised to provide our stockholders with the right to vote with respect to (1) mergers with our advisor or its affiliates that would have the effect of our acquisition of the management functions of our advisor or its affiliates, (2) acquisitions of the assets of our advisor or its affiliates that would have the effect of our acquisition of the management functions of our advisor or its affiliates, or (3) certain liquidity events in which certain consideration would be paid to our advisor or its affiliates.

The revised Section 11.2 of our charter, as proposed to be amended by this proposal, would read as follows (marks indicate changes to the current provisions of our charter):

Section 11.2 Voting Rights of Stockholders. Subject to the provisions of any class or series of Capital Stock then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1, 7.4 and 7.11 hereof; (b) amendment of the Charter as provided in Article XIII hereof; (c) dissolution of the Corporation without the necessity for concurrence by the Board; (d) merger or consolidation of the Corporation, or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Charter to materially and adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in Property; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of business or as otherwise permitted by law; ~~or~~(v) cause the merger of the Corporation or any subsidiary of the Corporation with the Advisor or any Affiliate of the Advisor that would have the effect of the Corporation acquiring the management functions performed by the Advisor or its Affiliate; (vi) cause the purchase by the Corporation of all or substantially all of the assets of the Advisor or any Affiliate of the Advisor that would have the effect of the Corporation acquiring the management functions performed by the Advisor or its Affiliate; (vii) cause the Corporation to engage in a Liquidity Event, as defined below, in which consideration would be paid to the Advisor or any Affiliate of the Advisor other than (y) pursuant to the terms of the Advisory Agreement or the Corporation’s agreement with the Dealer Manager or (z) where the Advisor or any Affiliate of the Advisor receives consideration in its capacity as a Stockholder of the Corporation on the same terms as other Stockholders of the Corporation who own the same class of Capital Stock; or (viii) cause any other merger or similar reorganization of the Corporation except as permitted by law. For purposes of this Section 11.2, the term “Liquidity Event” shall mean (i) a Listing or the receipt by the Stockholders of securities that are listed on a national securities exchange in exchange for Common Shares; (ii) a sale or merger of the Corporation in a transaction in which the Stockholders receive or have the option to receive cash, securities redeemable for cash, and/or securities that are listed on a national securities exchange; and (iii) the sale of all or substantially all of the Corporation’s assets for cash or other consideration.

A form of the Second Articles of Amendment to our charter is attached to this proxy statement as Annex A, and this summary of the relevant provisions of our charter is qualified in its entirety by reference to Annex A.

Reasons for and General Effect of the Proposed Amendment

Under Maryland law and our current charter, our board of directors has the ability to approve certain mergers, acquisitions or transactions without corresponding approval by our stockholders. Such transactions where stockholder approval is not required could include (1) mergers with our advisor or its affiliates that would have the effect of our acquisition of the management functions of our advisor or its affiliates, (2) acquisitions of the assets of our advisor or its affiliates that would have the effect of our acquisition of the management functions of our advisor or its affiliates, or (3) certain “liquidity events” (as defined in the proposed amendment to our charter) in which certain consideration would be paid to our advisor or its affiliates. Our board of directors has determined that, because of the affiliated nature of potential internalizations of the management functions provided by our advisor or its affiliates and because of the compensation that may be paid to our advisor or its affiliates pursuant to certain liquidity events, it is in the best interest of our company and our stockholders to require stockholder approval of such transactions. Therefore, our board of directors has resolved to submit to the vote of our stockholders, at the 2014 Annual Meeting of Stockholders, a proposal to amend Section 11.2 of our charter to require stockholder approval of the aforementioned transactions.

If the proposed amendment to our charter is not approved by our stockholders, if we seek to engage in any of the aforementioned transactions, our board of directors still may seek corresponding stockholder approval. However, our board directors may not be required to seek stockholder approval for such transactions. As a result of our directors’ opinion that it is in the best interest of us and our stockholders to amend our charter to require stockholder approval of the aforementioned transactions, our board of directors has determined that the proposed amendment to our charter is desirable and should be approved by our stockholders.

In order for this Proposal No. 2 to be approved by our stockholders, the affirmative vote of a majority of all votes entitled to be cast at the 2014 Annual Meeting of Stockholders must be cast in favor of the proposal. If our stockholders adopt the proposed amendment to our charter, we will file the Second Articles of Amendment to our charter with the State Department of Assessments and Taxation of Maryland, and the Second Articles of Amendment will be effective upon acceptance by the State Department of Assessments and Taxation of Maryland.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE SECOND ARTICLES OF AMENDMENT TO OUR CHARTER.

INDEPENDENT AUDITORS AND AUDIT COMMITTEE

Independent Auditors

During the year ended December 31, 2013, Deloitte & Touche LLP served as our independent auditors and provided certain tax and other services. Deloitte & Touche has served as our independent auditors since our formation. Deloitte & Touche representatives will be present at the 2014 Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. In addition, the Deloitte & Touche representatives will be available to respond to appropriate questions posed by any stockholders. The audit committee has engaged Deloitte & Touche as our independent auditors to audit our financial statements for the year ending December 31, 2014. The audit committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

The audit committee reviewed the audit and non-audit services performed by Deloitte & Touche, as well as the fees charged by Deloitte & Touche for such services. In its review of the non-audit services and fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte & Touche. The aggregate fees billed to us for professional accounting services, including the audit of the Company’s annual financial statements by Deloitte & Touche for the years ended December 31, 2013 and 2012, are set forth in the table below.

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit fees	$737,551	$178,735
Audit-related fees	—	—
Tax fees	92,063	2,100
All other fees	—	—

Total	$829,614	$180,835

For purposes of the preceding table, Deloitte & Touche’s professional fees are classified as follows:

•

Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Deloitte & Touche in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, audits of acquired properties or businesses, property audits required by loan agreements, and statutory audits for our subsidiaries or affiliates.

•

Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, statutory subsidiary or equity investment audits incremental to the audit of the consolidated financial statements and general assistance with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC rules promulgated pursuant to the Sarbanes-Oxley Act of 2002.

•

Tax fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All other fees – These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

Pre-Approval Policies

The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the audit committee.

All requests for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee. The audit committee will be informed on a timely basis of any such services rendered by the independent auditors.

Requests to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the audit committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts, require specific pre-approval by the audit committee prior to engagement of Deloitte & Touche. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairman of the audit committee in accordance with this policy are to be disclosed to the full audit committee at the next regularly scheduled meeting.

All services rendered by Deloitte & Touche for the years ended December 31, 2013 and 2012 were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee

Pursuant to the audit committee charter adopted by our board of directors, the audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The audit committee is composed of two independent directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the audit committee are not professionally engaged in the practice of accounting or auditing. The audit committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The audit committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

In this context, in fulfilling its oversight responsibilities, the audit committee reviewed the 2013 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.

The audit committee reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees, and their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the audit committee has received the written disclosures from the independent registered public accounting firm required by Public Company Accounting Oversight Board (United States) (“PCAOB”) Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.

The audit committee discussed with Deloitte & Touche the overall scope and plans for the audit. The audit committee meets periodically with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.

In reliance on these reviews and discussions, the audit committee recommended to the board of directors that the 2013 audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

March 26, 2014	The Audit Committee of the Board of Directors: Lawrence S. Jones (Chairman) J. Marc Myers

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2013. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair and reasonable to the Company and on terms no less favorable to us than those available from unaffiliated third parties.

Advisory Agreement

We are party to an Advisory Agreement with CCPT IV Advisors whereby CCPT IV Advisors manages our day-to-day operations and identifies and makes investments on our behalf. In return, we pay to CCPT IV Advisors a monthly fee based on our monthly average invested assets (a monthly fee of 0.0625% of our monthly average invested assets if our monthly average invested assets are between $0 and $2 billion; a monthly fee of 0.0583% of our monthly average invested assets if our monthly average invested assets are over $2 billion to $4 billion; and a monthly fee of 0.0542% of our monthly average invested assets if our monthly average invested assets are over $4 billion). Advisory fees for the year ended December 31, 2013 totaled $9.0 million. We also reimburse CCPT IV Advisors for expenses incurred in connection with the provision of services pursuant to the Advisory Agreement, subject to certain limitations. Such expense reimbursements for the year ended December 31, 2013 totaled $1.5 million.

We also pay to CCPT IV Advisors up to 2.0% of (i) the contract purchase price of each property or asset that we acquire, (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire, (iii) the purchase price of any loan we acquire, and (iv) the principal amount of any loan we originate. Such payments for the year ended December 31, 2013 totaled $33.4 million. In addition, we reimburse CCPT IV Advisors for acquisition expenses incurred in the process of acquiring each property or in the origination or acquisition of a loan. Such expense reimbursements for the year ended December 31, 2013 totaled $1.7 million. Furthermore, we reimburse the expenses incurred by CCPT IV Advisors in connection with its provision of advisory and administrative services, including related personnel costs, subject to the limitation that we do not reimburse CCPT IV Advisors for any amount by which the operating expenses (which exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) at the end of the four preceding fiscal quarters exceed the greater of (i) 2.0% of average invested assets, or (ii) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Such expense reimbursements for the year ended December 31, 2013 totaled $2.9 million. Additionally, for substantial assistance in connection with the sale of properties, we pay CCPT IV Advisors or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1.0% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. No such payments were made during the year ended December 31, 2013.

Additionally, we are required to pay to CCPT IV Advisors performance fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and an 8.0% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate an 8.0% annual cumulative, non-compounded return to investors. In the event of a sale of our assets, after investors have received a return of their net capital invested and an 8.0% annual cumulative, non-compounded return, then we will pay to CCPT IV Advisors 15.0% of remaining net sale proceeds. Upon listing our common stock on a national securities exchange, we will pay to CCPT IV Advisors a fee equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8.0% annual cumulative, non-compounded return to investors.

CCPT IV Advisors incurs expenses in connection with our organization and our public offering of our common stock. Pursuant to the Advisory Agreement, we reimburse CCPT IV Advisors up to 2.0% of our gross offering proceeds with respect to those expenses. During the year ended December 31, 2013, we paid to CCPT IV Advisors a total of $36.2 million to reimburse these expenses.

Our Advisory Agreement has a term expiring November 30, 2014, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. Our independent directors are required to determine, at least annually, that the compensation to CCPT IV Advisors is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that such compensation is within the limits set forth in our Charter. Upon termination of the Advisory Agreement, we may be required to pay to CCPT IV Advisors a performance fee similar to the performance fee described above if CCPT IV Advisors would have been entitled to a subordinated performance fee had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Nicholas S. Schorsch, our chief executive officer, president and chairman of our board of directors, is the chief executive officer of CCPT IV Advisors. D. Kirk McAllaster, Jr., our executive vice president, chief financial officer and treasurer, is the executive vice president and chief financial officer (REITs and real estate funds) of CCPT IV Advisors. Prior to the Cole Holdings Merger (as defined below), Christopher H. Cole, our former chief executive officer, president and chairman of our board of directors, indirectly owned 100% of the ownership and voting interests of CCPT IV Advisors.

On April 5, 2013, CCPT III acquired our sponsor when Cole Holdings Corporation merged with and into CRE Investments, LLC (“CREI”), a wholly-owned subsidiary of CCPT III (the “Cole Holdings Merger”). Prior to the Cole Holdings Merger, Cole Holdings Corporation was wholly owned by Mr. Cole. Cole Holdings Corporation was also an affiliate of our sponsor, the parent company and indirect owner of CCPT IV Advisors and the indirect owner of our dealer manager. As a result of the Cole Holdings Merger, CCPT IV Advisors became wholly-owned by CREI.

On February 7, 2014, ARCP acquired our sponsor pursuant to a transaction whereby Cole Real Estate Investments, Inc. merged with and into Clark Acquisition, LLC, a wholly owned subsidiary of ARCP (“Merger Sub”), with Merger Sub surviving as a wholly owned subsidiary of ARCP (the “ARCP Merger”). ARCP is a self-managed publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Mr. Schorsch, our chief executive officer, president and chairman of our board of directors, is the chairman and chief executive officer of ARCP.

As a result of the ARCP Merger, ARCP indirectly owns and/or controls CCPT IV Advisors, Cole Capital Corporation, CREI Advisors, and our sponsor. Despite the indirect change of control of CCPT IV Advisors, we expect that CCPT IV Advisors will continue to serve as our advisor.

Dealer Manager Agreement

We are party to a Dealer Manager Agreement with Cole Capital Corporation, the dealer manager in our initial public offering. As of February 25, 2014, we stopped accepting subscription agreements for our primary offering because we had received subscription agreements that allowed us to reach the maximum primary offering amount. We intend to continue to sell shares of our common stock pursuant to our distribution reinvestment plan. We paid to Cole Capital Corporation 7.0% of the gross offering proceeds from the offering of our securities, except that no selling commissions are paid on shares sold under our distribution reinvestment plan. Cole Capital Corporation reallowed all of the selling commission to participating broker-dealers. The commission was subject to certain discounts based on the volume of securities sold to individual investors. Cole Capital Corporation also waived the selling commission with respect to shares sold by an investment advisory representative. In addition, Cole Capital Corporation received up to 2.0% of gross proceeds from the offering, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital Corporation, in its sole discretion, reallowed all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of other participating broker-dealers. We do not pay a dealer-manager fee for shares purchased through our distribution reinvestment plan. For the year ended December 31, 2013, we paid to Cole Capital Corporation commissions and dealer-manager fees totaling $157.8 million, of which $142.3 million was reallowed to participating broker-dealers.

Nicholas S. Schorsch, our chief executive officer, president and chairman of our board of directors also is the sole director of Cole Capital Corporation. Christopher H. Cole, our former chief executive officer, president and chairman of our board of directors, was the sole director of Cole Capital Corporation and prior to the Cole Holdings Merger, indirectly owned 100% of the ownership and voting interests of Cole Capital Corporation.

Despite the indirect change of control of Cole Capital Corporation as a result of the Cole Holdings Merger and the ARCP Merger, we expect that Cole Capital Corporation will continue to serve as our dealer manager.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to transactions we may enter into with our advisor and its affiliates and the allocation of investment opportunities among ARCP and Cole Capital-sponsored programs. Conflict resolution provisions in our charter and in policies regarding the allocation of investment opportunities adopted by the Cole Capital-sponsored programs include, among others, the following:

•

We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates, unless a majority of the directors, including a majority of the independent directors, who are not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property from such persons or entities at an amount in excess of its current appraised value as determined by an independent appraiser. In addition, we will not sell or lease a property to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, who are not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and either the sale price is greater than the cost of the property to us, including acquisition-related expenses, or a majority of the independent directors determines that there is substantial justification for any amount below such cost and that such difference is reasonable. In no event will we sell any such property to such persons or entities at an amount less than its current appraised value as determined by an independent appraiser.

•

We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction, as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, who are not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisory fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such period, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such period.

•

In the event that an investment opportunity becomes available that may be suitable for both us and ARCP or one or more other real estate programs sponsored by Cole Capital, and for which more than one of such entities has sufficient uninvested funds, then our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial or single-tenant or multi-tenant retail) will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that ARCP or another program sponsored by Cole Capital will make the investment. Our board of directors, including the independent directors, oversees the allocation process to ensure that the method used for the allocation of the acquisition of properties by ARCP or two or more programs sponsored by Cole Capital seeking to acquire similar types of properties is applied fairly to us.

•

We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of the independent directors, who are not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in proxy solicitation material for the 2015 Annual Meeting of Stockholders, including any proposals for nominees for election as director at the 2015 Annual Meeting of Stockholders, must be received by our secretary, Matthew E. Stoloff, at our offices no later than December     , 2014, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder wishes to present a proposal at the 2015 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2015 proxy materials, our bylaws currently require that the stockholder give advance written notice to our secretary, Matthew E. Stoloff, at our offices no earlier than November     , 2014 and no later than December     , 2014. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2014 Annual Meeting of Stockholders other than the matters referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

A copy of the Company’s 2013 annual report to stockholders, filed with the SEC, is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning the Company through the Internet at www.sec.gov and www.colecapital.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

By Order of the Board of Directors

Matthew E. Stoloff Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

APPENDIX A

COLE CREDIT PROPERTY TRUST IV, INC.

SECOND ARTICLES OF AMENDMENT

Cole Credit Property Trust IV, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting existing Section 11.2 of Article XI in its entirety and substituting in lieu thereof a new Section 11.2 to read as follows:

Section 11.2 Voting Rights of Stockholders. Subject to the provisions of any class or series of Capital Stock then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1, 7.4 and 7.11 hereof; (b) amendment of the Charter as provided in Article XIII hereof; (c) dissolution of the Corporation without the necessity for concurrence by the Board; (d) merger or consolidation of the Corporation, or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Charter to materially and adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in Property; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of business or as otherwise permitted by law; (v) cause the merger of the Corporation or any subsidiary of the Corporation with the Advisor or any Affiliate of the Advisor that would have the effect of the Corporation acquiring the management functions performed by the Advisor or its Affiliate; (vi) cause the purchase by the Corporation of all or substantially all of the assets of the Advisor or any Affiliate of the Advisor that would have the effect of the Corporation acquiring the management functions performed by the Advisor or its Affiliate; (vii) cause the Corporation to engage in a Liquidity Event, as defined below, in which consideration would be paid to the Advisor or any Affiliate of the Advisor other than (y) pursuant to the terms of the Advisory Agreement or the Corporation’s agreement with the Dealer Manager or (z) where the Advisor or any Affiliate of the Advisor receives consideration in its capacity as a Stockholder of the Corporation on the same terms as other Stockholders of the Corporation who own the same class of Capital Stock; or (viii) cause any other merger or similar reorganization of the Corporation except as permitted by law. For purposes of this Section 11.2, the term “Liquidity Event” shall mean (i) a Listing or the receipt by the Stockholders of securities that are listed on a national securities exchange in exchange for Common Shares; (ii) a sale or merger of the Corporation in a transaction in which the Stockholders receive or have the option to receive cash, securities redeemable for cash, and/or securities that are listed on a national securities exchange; and (iii) the sale of all or substantially all of the Corporation’s assets for cash or other consideration.

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

THIRD: The undersigned acknowledges these Second Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment to be signed in its name and on its behalf by its             and attested to by its             on this     day of             , 20    .

ATTEST:	COLE CREDIT PROPERTY TRUST IV, INC.

	By:	(SEAL)

Name:	Name:

Title:	Title:

A-2

Your Proxy Vote is Important!
PO Box 859232 Braintree, MA 02185-9919
Vote by Telephone

Please call us toll free at 1-800-830-3542, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot.

Vote by Mail

Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage paid return envelope.

Vote by Internet

Please go to the electronic voting site at www.2voteproxy.com/colecapital or scan the QR code to the left. Follow the on-line instructions. If you vote by internet, you do not have to return your paper ballot.

If Voting by Mail
Remember to sign and date ballot below. Please ensure the address to the right shows through the		PROXY TABULATOR P.O. BOX 55909 BOSTON, MA 02205-9100
▶
window of the enclosed postage paid return envelope.

COLE CREDIT PROPERTY TRUST IV, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY     , 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby appoints D. Kirk McAllaster, Jr. and Matthew E. Stoloff, each as proxy and attorney-in-fact, with full power of substitution as determined by the Board of Directors of Cole Credit Property Trust IV, Inc., on behalf and in the name of the undersigned, to attend the Annual Meeting of Stockholders of COLE CREDIT PROPERTY TRUST IV, INC. to be held on                     , May     , 2014, at     :    p.m. local time at                      located at                     , New York, New York                     , and any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present. The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders, the proxy statement and the annual report.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed herein. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast “FOR ALL” of the nominees for director listed in Proposal 1 and “FOR” the adoption of an amendment to the company’s charter in Proposal 2. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn or postpone the meeting to provide more time to solicit proxies for any or all of the proposals referenced herein.

Important Notice Regarding the Availability of Proxy Materials for the Cole Credit Property Trust IV, Inc. Annual Meeting of Stockholders to Be Held on May     , 2014. The Annual Report and Proxy Statement for this meeting are available at: http://www.2voteproxy.com/colecapital.

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.	▶	Signature(s)

Date:

THIS PROXY WILL BE VOTED “FOR ALL” OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S CHARTER IN PROPOSAL 2 IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THEIR DISCRETION.

The Board of Directors recommends that you vote FOR ALL nominees for director in Proposal 1 and FOR the adoption of an amendment to the company’s charter in Proposal 2:

Proposal 1. Election of Directors	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*

(1) Nicholas S. Schorsch (2) Lawrence S. Jones (3) J. Marc Myers	☐	☐	☐

* To Withhold authority to vote for any individual nominee(s) write the number(s) of the nominee(s) in the box below.

	FOR	AGAINST	ABSTAIN

Proposal 2. Adoption of an Amendment to the Company’s Charter	☐	☐	☐